Exhibit 10.15

FIRST AMENDMENT TO LEASE

This First Amendment to Lease made and entered into this 24th day of July, 2008, by and between BRANDYWINE OPERATING PARTNERSHIP, L.P., hereinafter referred to as (“Landlord”) and ACCOLADE LLC, a Delaware limited liability company and successor by name change to Accretive Care, LLC, hereinafter referred to as (“Tenant”).

WHEREAS, Landlord leased certain premises consisting of 2,150 rentable square feet of space commonly referred to as Suite 250 (“Original Premises”) located at 620 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462 (“Original Building”), to Tenant pursuant to that certain Lease dated February 22, 2007, hereinafter referred to as “Lease”; and

WHEREAS, Landlord and Tenant wish to relocate Tenant from the Original Premises to the New Premises (defined below) on the terms set forth herein and in the Lease;

NOW, THEREFORE, in consideration of these present and the agreement of each other, Landlord and Tenant agree that the Lease shall be and the same is hereby amended as follows:

1.                                      Incorporation of Recitals. The recitals set forth above, the Lease referred to therein and the exhibits attached hereto are hereby incorporated herein by reference as if set forth in full in the body of this First Amendment. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Lease.

2.                                      Lease of New Premises.

(a)                                 The Lease is hereby amended to provide that Landlord hereby demises and lets unto Tenant, and Tenant hereby leases and hires from Landlord, 5,559 rentable square feet of space with a Suite Number of 100 (“New Premises”), located on the first floor of 630 W. Germantown Pike, Plymouth Meeting, Pennsylvania (“New Building”), which is part of the project known as Plymouth Meeting Executive Campus (“ Project”), as shown on Exhibit “A”, attached hereto and made a part hereof. The term of the Lease for the New Premises shall commence upon substantial completion of Landlord’s Work (as defined in subparagraph (b) hereof) but not earlier that September 1, 2008 (“New Premises Commencement Date”). The New Premises shall be deemed substantially completed when Landlord’s Work has been completed to the extent that the New Premises may be occupied by Tenant for its Permitted Uses, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the New Premises. Tenant understands and acknowledges that its compliance with the Tele/Data requirements as set forth in Exhibit “B”, attached hereto, is a prerequisite to substantial completion of Landlord’s Work. Tenant covenants that it will comply in good faith with the terms of Exhibit “B”. It is the mutual intention of Landlord and Tenant that the New Premises shall be leased to and occupied by Tenant on and subject to all of the terms, covenants and conditions of the Lease except as otherwise expressly provided to the contrary in this First Amendment, and to that end, Landlord and Tenant hereby agree that from and after the New Premises Commencement Date, the word “Premises”, as defined in the Lease, shall mean and include only the New Premises (provided Tenant vacates the Original Premises as provided for herein) and the word “Building”, as defined in the Lease, shall mean and include only the New Building (provided Tenant vacates the Original Premises and Original Building as provided for herein).

(b)                                 Landlord shall turnkey the New Premises in substantial conformity with the floor plan entitled “PP. 1”, prepared by Meyer & Associates, dated March 11, 2008, as revised April 2, 2008 (“Landlord’s Work”), the same of which is attached hereto, made a part hereof and marked as Exhibit “C”.

(c)                                  Notwithstanding the foregoing, if any material revision or supplement to Landlord’s Work is deemed necessary by Landlord, those revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed. If Landlord shall be delayed in such “substantial completion” as a result of (i) Tenant’s failure to furnish plans and specifications within the time frame stated by Landlord in its reasonable discretion; (ii) Tenant’s request for materials, finishes or installations other than

Landlord’s standard; (iii) Tenant’s changes in said plans; (iv) the performance or completion of any work, labor or services by a party employed by Tenant; or (v) Tenant’s failure to approve final plans, working drawings or reflective ceiling plans within the time frame stated by Landlord in its reasonable discretion (each, a “Tenant’s Delay”); then the commencement of the Term of this First Amendment and the payment of Fixed Rent hereunder shall be accelerated by the number of days of such delay. If any change, revision or supplement to the scope of Landlord’s Work is requested by Tenant, then such increased costs associated with such change, revision or supplement shall be paid by Tenant upfront and such occurrence shall not change the New Premises Commencement Date of the Term and shall not alter Tenant’s obligations under this First Amendment.

(d)                                 Notwithstanding anything to the contrary stated in Section 2(c) above, the Term of this First Amendment shall commence on the date the New Premises would have been delivered to Tenant but for Tenant’s Delay or Tenant’s change order.

(e)                                  Upon completion of Landlord’s Work, Landlord and Tenant shall schedule an inspection of the New Premises at which time a punchlist of outstanding items, if any, shall be prepared. Landlord shall complete the punchlist items to Tenant’s reasonable satisfaction within a reasonable time thereafter, such time not to exceed thirty (30) days from the actual inspection, unless such items cannot be completed within such time, and then, in such reasonable time, so long as Landlord is diligently pursuing such items.

(f)                                   The New Premises Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit “D”. If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

(g)                                  On or before the New Premises Commencement Date, Tenant shall surrender the Original Premises in the condition required under the Lease. Upon Tenant’s delivery of the Original Premises to Landlord in accordance with the requirements of the Lease, Landlord shall release any claims that it may have against Tenant with respect to any matters arising under the Lease relating to the Original Premises other than claims that may hereafter arise for indemnification with respect to injury to persons or property occurring thereon prior to or on the New Premises Commencement Date. Effective as of the New Premises Commencement Date, Tenant shall release any claims that it may have against Landlord with respect to any matters arising under the Lease relating to the Original Premises, other than claims that may arise for indemnification with respect to injury to persons or property occurring thereon prior to or on the New Premises Commencement Date.

3.                                      Term: The Lease Term for the New Premises shall commence on the New Premises Commencement Date and shall terminate 120 months thereafter, ending on the last day of the calendar month.

4.                                      Fixed Rent:

(a)                                 From and after the New Premises Commencement Date, Tenant shall pay to Landlord Fixed Rent for the New Premises as follows:

TIME	PER		MONTHLY	ANNUAL
PERIOD	RSF		INSTALLMENT	FIXED RENT

Months 1-12	$17.25,	*	$7,991.06	$95,892.75

Months 13-24	$17.75,	*	$8,222.69	$98,672.25

Months 25-36	$18.25,	*	$8,454.31	$101,451.75

Months 37-48	$18.75,	*	$8,685.94	$104,231.25

Months 49-60	$19.25,	*	$8,917.56	$107,010.75

Months 61-72	$19.75,	*	$9,149.19	$109,790.25

Months 73-84	$20.25,	*	$9,380.81	$112,569.75

Months 85-96	$20.75,	*	$9,612.44	$115,349.25

Months 97-108	$21.25,	*	$9,844.06	$118,128.75

Months 109-120	$21.75,	*	$10,075.69	$120,908.25

*                 plus Additional Rent and electricity/utility charges

(b)                                 Notwithstanding anything in the Lease to the contrary, Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth above, in advance on the first day of each calendar month during the Term by (i) check sent to Landlord, P.O. Box 8538-363, Philadelphia, PA 19171 or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, Salem NJ account no. 2030000359075 ABA #031201467; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant. All payments must include the following information: Building #583 and Lease #      . The Lease number will be provided to Tenant in the Confirmation of Lease Term.

(c)                                  If any amount due from Tenant is not paid to Landlord when due, Tenant shall also pay as Additional Tent, a late fee of five percent (5%) of the total payment then due. The late fee shall accrue on the initial date of a payment’s due date, irrespective of any grace period granted hereunder.

(d)                                 Security Deposit. Article 3(c) of the Lease is hereby amended to provide that Landlord shall provide written notice to Tenant before Landlord uses, applies or retains any part of the Security Deposit.

5.                                      Tenant’s Share. From and after the New Premises Commencement Date, Tenant’s Share shall be 6.18%, which is 5,559/89,925.

6.                                      Notice Addresses: All notices under the Lease shall be sent to Landlord at the following address:

with a copy to

Brandywine Operating Partnership, L.P.	Brandywine Realty Trust
555 E. Lancaster Ave., Suite 100	555 E. Lancaster Ave., Suite 100
Radnor, PA 19087	Radnor, PA 19087
Attn: H. Jeffrey DeVuono	Attn: Brad A. Molotsky
Phone No. 610-325-5600	Phone No. 610-325-5600
Fax No. 610-325-5622	Fax No. 610-832-4928
E-mail: jeff.devuono@bdnreit.com	brad.molotsky@bdnreit.com

and to Tenant at:

Accolade LLC
630 W. Germantown Pike, Suite 100
Plymouth Meeting, PA 19462

7.                                      Tenant Representations: Tenant hereby confirms that (i) the Lease is in full force and effect and Tenant is currently in possession of the Original Premises; (ii) there are no defaults by Landlord under the Lease and (iii) Tenant’s security deposit is $11,840.67 ($1,500 on deposit with Landlord plus $10,340.67 to be paid by Tenant at the execution of this First Amendment to Lease).

8.                                      Brokerage Commission Landlord and Tenant mutually represent and warrant to each other that they have not dealt, and will not deal with any real estate broker or sales representative in connection with this proposed transaction except for Tornetta Realty. Each party agrees to indemnify, defend and hold harmless the other and their directors, officers and employees from and against all threatened or asserted claims, liabilities, costs and damages (including reasonable attorney’s fees and disbursements) which may occur as a result of a breach of this representation.

9.                                      Binding Effect/Default.

(a)         Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms. If any term of the Lease conflicts with any term in this First Amendment to Lease, the term in the First Amendment to Lease will control. Tenant specifically acknowledges and agrees that Article 18 of the Lease concerning Confession of Judgment is and shall remain in full force and effect in accordance with its terms.

(b)         Article 18 of the Lease is amended as follows:

(i)             Grace Period. Tenant shall have a ten (10) day grace period from its receipt of Landlord’s written notice of Tenant’s failure to pay Rent, within which to pay such Rent, without creating a default as defined in the Lease.

(ii)          Acceleration of Rent. In the Event of Default by Tenant, by notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due under the Lease and otherwise payable, to be paid by Tenant, one year’s Rent at a time, the first payment due five (5) days after receipt of Landlord’s notice, and then without further notice or demand for payment, on each anniversary of the Event of Default date, without the need to further litigate the Event of Default between the parties. All such amounts collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in the Lease.

(iii)       Mitigation of Damages. Landlord agrees to use reasonable efforts to mitigate its damages, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part. Should Landlord relet the Premises for a rental sum less that it would have collected from Tenant during the Lease Term, Tenant shall be responsible for the difference between the two rents.

10.                               Early Termination. Tenant shall have the right to terminate the Lease at the end of the 6th year of the Term, provided Tenant (i) is not then in default nor has ever been in default under the Lease, (ii) gives Landlord not less than twelve (12) months prior written notice, and (iii) pays to Landlord, at the time of said notice, an amount equal to the unamortized cost of the transaction, amortized at 10% interest over the Term of the Lease (‘Termination Payment”). The unamortized cost will be calculated by submitting to Tenant an amortization schedule of those specific costs (brokerage fees and contractor’s invoices) to complete Landlord’s Work. Failure to provide written notice and payment within the prescribed time frame will be considered by Landlord, without the necessity of additional notice, as a waiver of this right to terminate. Tenant acknowledges and agrees that the Termination Payment is not a penalty and is fair and reasonable compensation to Landlord for the loss of expected rentals from Tenant over the remainder of the scheduled term.

11.                               Renewal. Provided Tenant is neither in default at the time of exercise, nor has Tenant ever been in default (irrespective of the fact that Tenant cured such default) of any monetary obligations under this Lease more than twice during the Term and such monetary default aggregates in excess of $23,973.18, and Tenant is occupying 100% of the New Premises, and the Lease is in full force and effect, Tenant shall have the right to renew this Lease for two (2) term(s) of five (5) years each beyond the end of the initial Term (each, a “Renewal Term”). Tenant shall furnish written notice of intent to renew one (1) year prior to the expiration of the applicable Term, failing which, such renewal right shall be deemed waived; time being of the essence. The terms and conditions of this Lease during each Renewal Term shall remain unchanged, except that the annual Fixed Rent for each Renewal Terms shall be 100% of Fair Market Rent (as such term is hereinafter defined). Anything herein contained to the contrary notwithstanding, Tenant shall have no right to renew the term hereof other than or beyond the two (2) consecutive five (5) year terms hereinabove described. It shall be a condition of each such Renewal Term that Landlord and Tenant shall have executed, not less than nine (9) months prior to the expiration of the then expiring term hereof, an appropriate amendment to this Lease, in form and content satisfactory to each of them, memorializing the extension of the term hereof for the next ensuing Renewal Term.

For purposes of this Lease, “Fair Market Rent” shall mean the base rent, for comparable space. In determining the Fair Market Rent, Landlord, Tenant and any appraiser shall take into account applicable measurement and the loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the ages of the Building and comparable buildings, differences in base years or stop amounts for operating expenses and tax escalations and other factors normally taken into account in determining Fair Market Rent. The Fair Market Rent shall reflect the level of improvement made or to be made by Landlord to the space and the Recognized Expenses and Taxes under this Lease. If Landlord and Tenant cannot agree on the Fair Market Rent, the Fair Market Rent shall be established by the following procedure: (1) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years experience in real estate leasing in the market in which the New Premises is located, (2) Landlord and Tenant shall each notify the other (but not the appraiser), of its determination of such Fair Market Rent and the reasons therefor, (3) during the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other’s determination and shall deliver it to the other party, (4) on the tenth (10th) day following delivery of the critiques to each other, Landlord’s and Tenant’s determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord’s or Tenant’s determination of Fair Market Rent is more correct. The determinations so chosen shall be the Fair Market Rent. The appraiser shall not be empowered to choose any number other than the Landlord’s or Tenant’s. The fees of the appraiser shall be paid by the non-prevailing party.

12.                               Right of Expansion. Subject to (a) Tenant not being in default now nor Tenant ever having been in default under this Lease; (b) the rights of other tenants within the Building from time to time; and (c) such limitations as are imposed by other tenant leases, Landlord shall notify Tenant with regard to contiguous space that is or Landlord expects to become vacant and available for lease on the first floor of the Building, and Landlord shall propose to Tenant the basic economic terms upon which Landlord would be prepared to entertain the negotiation of a new lease or amendment for such space (on fair market terms for the remainder of the Lease Term) whereby the parties would add such space to the description of the New Premises, in either case for a term which would be coterminous with this Lease unless otherwise specified by Landlord, and which economic terms shall include the estimated date that the space shall be available for delivery, the Base Rent and the tenant allowance (if any) to be furnished to Tenant, whereupon Tenant shall have fifteen (15) days next following Landlord’s delivery of such notice within which to accept such terms, time being of the essence. Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of a new lease or an amendment to this Lease, to memorialize their agreement. In the absence of any further agreement by the parties, such additional space shall be delivered in an “AS —IS” condition, and Rent for such additional space shall commence on that date which is the earlier of: (x) Tenant’s occupancy thereof, and (y) five (5) days after Landlord delivers such additional space to Tenant free of other tenants and occupants. If Tenant shall not accept Landlord’s terms within such fifteen (15) day period, or if the parties shall not have executed and delivered a mutually satisfactory new lease or lease amendment within thirty (30) days next following Landlord’s original notice under this Article 12, then Tenant’s right to lease such space shall lapse and terminate, and Landlord may, at its discretion, lease such space on such terms and conditions as Landlord shall determine. Tenant’s rights hereunder shall not include the right to lease less than all of the space identified in Landlord’s notice.

13.                               Portfolio Expansion. Tenant may notify Landlord at any time during the Term that Tenant desires to lease additional space within the portfolio of properties owned or controlled by Landlord, Brandywine Realty Trust or any affiliate thereof (“BRT Portfolio”), which additional space must represent an expansion of at least 50% from the New Premises on a square foot basis. Subject to Tenant not being in default, nor Tenant ever having been in default under this Lease, Landlord shall then notify Tenant with regard to space that is available for lease within the BRT Portfolio that meets the requirements set forth above, if such space is available, and Landlord shall propose the basic economic terms upon which Landlord would be prepared to entertain the negotiation of a new lease for such space. Provided Landlord and Tenant negotiate, execute and deliver a lease in good faith for such space containing terms mutually acceptable to Landlord and Tenant in their sole discretion, Landlord and Tenant shall terminate this Lease and Tenant shall surrender the New Premises upon the commencement date of the new lease.

14.                               Guaranty. Article 26(f) of the Lease is hereby deleted in its entirety.

15.                               Relocation. Article 25 of the Lease is hereby replaced with the following:

“Landlord, at its sole expense, on at least ninety (90) days’ prior written notice to Tenant, may require Tenant to move from the Premises to another suite of substantially comparable size and decor in the Building. In the event of any such relocation, Landlord shall pay all the expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises, shall pay the expenses of moving Tenant’s furniture and equipment to the new premises, shall pay for tele-data and cabling wiring to the new premises and shall replenish office supplies and marketing materials up to a maximum of $5,000 rendered obsolete by an address change.”

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

WITNESS:		LANDLORD:
BRANDYWINE OPERATING PARTNERSHIP, L.P.

		By:	Brandywine Realty Trust,
its general partner

/s/ [ILLEGIBLE]		By:	/s/ Daniel Palazzo
		Name	Daniel Palazzo
		Title	VP-Asset Management

ATTEST:		TENANT:
ACCOLADE LLC

		By:	/s/ Thomas K. Spann
Name:		Name:	THOMAS K. SPANN
Title:	Secretary	Title:	CEO

EXHIBIT “A”

SPACE PLAN

JAN.
MEN
WOMEN
MECH.
RECEPTION
OPEN WORKSPACE
LARGE CONFERENCE
OFFICE

1 PP.1 PRICING PLAN

2 PP.1 TYP. ELEVATION: STOREFRONT SYSTEM

3 PP.1 ELEVATION: TRANSOM WALL

4 PP.1 TYP. ELEVATION: WHITE BOARD WALL

5 PP.1 ELEVATION: OFFICES

6 PP.1 DETAIL: STOREFRONT SILL

7 PP.1 DETAIL: STOREFRONT THREE-WAY CONNECTION

PRELIMINARY PRICING NOTES

LEGEND

8 PP.1 KEY PLAN

MEYER
INTERIORS • ARCHITECTURE

ACCRETIVE CARE
BRANDYWINE REALTY TRUST
PLYMOUTH MEETING EXECUTIVE CAMPUS
630 WEST GERMANTOWN PIKE, SUITE 100
PLYMOUTH MEETING, PA 19462
PLYMOUTH TOWNSHIP

PRICING PLAN
FIRST FLOOR

DRAWING
PP.1

EXHIBIT “B”

TENANT’S TELE/DATA REQUIREMENTS:

Tenant’s requirements for installing voice and data cabling in commercial offices in Plymouth Township are outlined in detail by the Code Enforcement Office for Plymouth Township. This information is available on-line at www.plymouthtownship.org or by calling the Plymouth Township Code Enforcement Office at 610-277-4104.

Tenant shall provide Landlord with its signed and sealed Tele/Data drawings and a copy of its contract with the Tele/Data vendor retained by Tenant no later than two (2) weeks after signing the Lease or sooner if necessitated by the time restraints of the construction to the Premises.

EXHIBIT “C”

LANDLORD’S WORK

PRICING PLAN
ELEVATION: OFFICES
DETAIL: STOREFRONT SILL
DETAIL: STOREFRONT THREE-WAY CONNECTION
TYP. ELEVATION: WHITE BOARD WALL
ELEVATION: TRANSOM WALL
TYP. ELEVATION: STOREFRONT SYSTEM
PRELIMINARY PRICING NOTES
LEGEND
KEY PLAN

PP.1

PRICING PLAN

FIRST FLOOR

ACCRETIVE CARE
BRANDYWINE REALTY TRUST

PLYMOUTH MEETING EXECUTIVE CAMPUS
630 WEST GERMANTOWN PIKE, SUITE 100
PLYMOUTH MEETING, PA 19462
PLYMOUTH TOWNSHIP

MEYER
INTERIORS · ARCHITECTURE
MEYER DESIGN, INC. · MEYER ARCHITECTS, INC.

EXHIBIT “D”

Tenant: ACCOLADE LLC

New Premises: Suite 100, 630 W. Germantown Pike, Plymouth Meeting, Pennsylvania 19462

Square Footage: 5,559

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the     day of               , 2008, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, with an office at 555 East Lancaster Avenue, Suite 100, Radnor, PA 19087 (“Landlord”) and ACCOLADE LLC, a Delaware limited liability company (“Tenant”), with a principal place of business at                                      , who executed a First Amendment to Lease dated for reference purposes as of                           , 2008, covering certain premises located at Suite 100, 630 W. Germantown Pike, Plymouth Meeting, Pennsylvania.

All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1.                                      The Parties to this Memorandum hereby agree that the date of                              , 2008 is the “New Premises Commencement Date” and the date                    is the expiration date of the Term.

2.                                      Tenant hereby confirms the following:

(a)                                 That it has accepted possession of the New Premises pursuant to the terms of the First Amendment to Lease;

(b)                                 That any improvements, including any Landlord’s Work, required to be furnished according to the First Amendment to Lease by have been Substantially Completed;

(c)                                  That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

(d)                                 That there are no offsets or credits against rentals;

(e)                                  That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

3.                                      Landlord hereby confirms to Tenant that its Building Number is 583 and its Lease Number is             . This information must accompany each Rent check or wire payment.

4.	Tenant’s Notice Address is:
Accolade LLC
630 W. Germantown Pike, Suite 100
Plymouth Meeting, PA 19462

Tenant’s Billing Address is:

5.                                      This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:	LANDLORD:
BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	Brandywine Realty Trust,
its general partner

By:
Name
Title

ATTEST:	TENANT:
ACCOLADE LLC

By:
Name:	Name:
Title: Secretary	Title: